                                                Filed pursuant to Rule 424(b)(3)
                                                  Registration number 333-137713

                                   PROSPECTUS

                         368,572 SHARES OF COMMON STOCK

                         HEALTHCARE SERVICES GROUP, INC.

         This  prospectus   relates  to  the  offer  and  sale  by  the  selling
stockholders  identified in this prospectus of up to an aggregate 368,572 shares of our common  stock.  We will not  receive  any  proceeds  from the sale of our common stock under this prospectus.

         The selling  stockholders  may sell the securities from time to time on any  stock  exchange  or  automated  interdealer  quotation  system on which the securities are listed, in the  over-the-counter  market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated.

         Our principal  executive offices are located at the 3220 Tillman Drive,
Glenview  Corporate  Center,  Suite  300,  Bensalem,   Pennsylvania  19020.  Our
telephone number is (215) 639-4274.

         Our common stock is listed on the Nasdaq Global Market under the symbol
"HCSG." The last  reported  sale price for our common  stock on October 23, 2006 was $28.04 per share.

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       THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
                              BEGINNING ON PAGE 2.

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NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS  IS TRUTHFUL OR  COMPLETE.  ANY  REPRESENTATION  TO THE CONTRARY IS A
CRIMINAL OFFENSE.

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                The date of this prospectus is October 23, 2006.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

         You should rely only on the information contained in this prospectus or any  accompanying  supplemental  prospectus  and  the  information  specifically incorporated  by reference.  We have not  authorized  anyone to provide you with different  information  or make any additional  representations.  This is not an offer of these securities in any state or other  jurisdiction where the offer is not  permitted.  You should  not assume  that the  information  contained  in or incorporated by reference into this  prospectus or any prospectus  supplement is accurate  as of any  date  other  than  the  date on the  front  of each of such documents.

                                       ii

                               PROSPECTUS SUMMARY

         This summary represents a summary of all material terms of the offering and only highlights the more detailed  information  that appears  elsewhere,  or incorporated by reference, in this prospectus.  This summary may not contain all the  information  important  to  you as an  investor.  Accordingly,  you  should carefully read this entire  prospectus  before deciding whether to invest in our common stock.

         Unless the context otherwise requires, all references to "we," "us," or
"the Company" in this  prospectus  refer  collectively  to  Healthcare  Services
Group, Inc., a Pennsylvania corporation, and its subsidiaries.

                             SUMMARY OF THE COMPANY

         The Company is a Pennsylvania corporation, incorporated on November 22,
1976. We provide  housekeeping,  laundry,  linen,  facility maintenance and food services  to the health  care  industry,  including  nursing  homes,  retirement complexes,  rehabilitation  centers and hospitals located  throughout the United
States.  Based on the nature and  similarities  of the  services  provided,  our business operations consist of two business segments  (Housekeeping  segment and
Food segment).  We believe that we are the largest  provider of housekeeping and laundry services to the long-term care industry in the United States,  rendering such services to approximately  1,700 facilities in 45 states as of December 31,
2005.  Although we do not directly  participate in any government  reimbursement programs,  our clients'  reimbursements  are subject to  government  regulation.
Therefore,  they are directly  affected by any legislation  relating to Medicare and Medicaid reimbursement programs.

         We also have historically operated two wholly-owned subsidiaries,  HCSG
Supply, Inc. ("Supply") and Huntingdon  Holdings,  Inc.  ("Huntingdon").  Supply
purchases,  warehouses  and  distributes  essentially  all of the  supplies  and equipment used in providing our Housekeeping segment services.  Additionally, it warehouses  and  distributes a limited  number of supply items used in providing our Food segment services.  Huntingdon invests our cash and cash equivalents. As a result of our acquisition of Summit  Services  Group,  Inc. as described under
"Summary of the Offering"  below,  we now have a third  wholly-owned  subsidiary which  operates the  business of Summit  Services  Group,  Inc.  which  provides housekeeping,  laundry,  linen,  facility  maintenance  and food services to the
health  care   industry,   including   nursing  homes,   retirement   complexes,
rehabilitation centers and hospitals located throughout the United States.

         Our  principal  executive  offices are located at 3220  Tillman  Drive,
Glenview  Corporate  Center,  Suite  300,  Bensalem,   Pennsylvania  19020.  Our
telephone number at such location is (215) 639-4274.

                             SUMMARY OF THE OFFERING

         This prospectus relates to the offer and sale, from time to time, of up to 368,572 shares of our common stock by the selling  stockholders listed below.
The shares of common stock being  offered  under this  prospectus  were acquired from us by the  selling  stockholders  pursuant  to our  acquisition  of  Summit
Services Group, Inc.,  pursuant to an agreement and plan of merger,  executed on
September  18, 2006,  by and among us, HCSG,  Inc.,  HCSG  Merger,  LLC,  Summit
Services Group, Inc., Joseph S. Cuzzupoli,  John A. Bullock,  Lawrence G. Freni,
Wellfleet Capital Partners, Inc. and Navone Investments, LLC. In connection with the  closing,  we agreed to register  the resale of such  common  stock with the
Securities and Exchange Commission.

         Our registration of the resale of our common stock does not necessarily mean that all or any portion of such common  stock will be offered for resale by the selling stockholders.  We will not receive any proceeds from the sale of our common  stock  under this  prospectus.  We have  agreed to bear the  expenses of registering the shares under all federal and state securities laws.

                                  RISK FACTORS

         AN INVESTMENT IN OUR COMMON STOCK  INVOLVES A HIGH DEGREE OF RISK.  THE
RISK  FACTORS  LISTED  BELOW ARE THOSE THAT WE  CONSIDER  TO BE  MATERIAL  TO AN
INVESTMENT IN OUR COMMON STOCK AND THOSE WHICH, IF REALIZED, COULD HAVE MATERIAL
ADVERSE EFFECTS ON OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS AS
SPECIFICALLY  DISCUSSED  BELOW.  IF SUCH AN ADVERSE  EVENT  OCCURS , THE TRADING
PRICE OF OUR COMMON STOCK COULD DECLINE,  AND YOU COULD LOSE ALL OR PART OF YOUR
INVESTMENT.  BEFORE  YOU  INVEST IN OUR  COMMON  STOCK,  YOU  SHOULD BE AWARE OF
VARIOUS RISKS,  INCLUDING THOSE DESCRIBED BELOW.  YOU SHOULD CAREFULLY  CONSIDER
THESE RISK  FACTORS,  TOGETHER  WITH ALL OF THE OTHER  INFORMATION  INCLUDED  OR
INCORPORATED  BY  REFERENCE  IN THIS  PROSPECTUS,  BEFORE YOU DECIDE  WHETHER TO
PURCHASE  OUR  COMMON  STOCK.   THIS  SECTION  INCLUDES  OR  REFERS  TO  CERTAIN
FORWARD-LOOKING   STATEMENTS.  YOU  SHOULD  REFER  TO  THE  EXPLANATION  OF  THE
QUALIFICATIONS AND LIMITATIONS ON SUCH  FORWARD-LOOKING  STATEMENTS DISCUSSED ON
PAGE 5.

         WE HAVE ONE CLIENT, A NURSING HOME CHAIN,  WHICH DUE TO ITS SIGNIFICANT
CONTRIBUTION TO OUR TOTAL REVENUES, WE CONSIDER A MAJOR CLIENT.

         Our major client accounted for 19% of our total  consolidated  revenues for each of the six months  ended June 30, 2006 and the year ended  December 31,
2005 and accounted for 17% and 27% of our Housekeeping  segment and Food segment revenues,  respectively,  for the six months ended June 30, 2006 and for 18% and
27% of our Housekeeping segment and Food segment revenues, respectively, for the year ended December 31, 2005. At December 31, 2005, amounts due from such client represented  less  than  1% of our  accounts  receivable  balance.  This  client completed its previously  announced  merger on March 14, 2006. Our  relationship with the  successor  entity  remains  under  the same  terms and  conditions  as established prior to the merger. Although we expect to continue the relationship with this client's successor, there can be no assurance thereof, and the loss of such client would have a material adverse effect on the results of operations of our two operating segments.  In addition, if such client's successor changes its payment  terms,  it would  increase our accounts  receivable  balance and have a material adverse effect on our cash flows and cash equivalents.

         OUR CLIENTS ARE CONCENTRATED IN THE HEALTH CARE INDUSTRY.

         We provide our services  primarily to providers of long-term  care. The
Balance  Budget Act of 1997 changed  Medicare  policy in a number of ways,  most notably the phasing in, effective July 1, 1998 of a Medicare Prospective Payment
System for skilled nursing facilities which significantly changed the manner and the amounts of  reimbursement  they receive.  Many of our clients'  revenues are
highly  contingent  on  Medicare  and  Medicaid   reimbursement  funding  rates.
Therefore,  they have been and continue to be  adversely  affected by changes in applicable laws and  regulations,  as well as other trends in the long-term care industry.  This has  resulted  in certain of our clients  filing for  bankruptcy protection.  Others may follow. These factors, in addition to delays in payments from clients  have  resulted  in, and could  continue to result in,  significant additional  bad  debts  in the near  future.  In  addition,  the  prospects  for legislative  relief are  uncertain.  We are unable to predict or to estimate the ultimate impact of any further changes in reimbursement  programs  affecting our clients' future results of operations  and/or their impact on our cash flows and operations.

         WE HAVE A PAID LOSS RETROSPECTIVE  INSURANCE PLAN FOR GENERAL LIABILITY
AND WORKERS' COMPENSATION INSURANCE.

         Under  our   insurance   plans  for  general   liability  and  workers'
compensation,  predetermined loss limits are arranged with our insurance company to limit both our per occurrence cash outlay and annual  insurance plan cost. We regularly evaluate our claims pay-out experience, present value factor and other factors  related to the nature of  specific  claims in arriving at the basis for our accrued  insurance  claims  estimate.  Our evaluation is based  primarily on current  information  derived from reviewing our claims  experience and industry trends. In the event that our claims experience and/or industry trends result in an  unfavorable  change,  it would  have an  adverse  effect on our  results  of operations and financial condition.

         WE PROVIDE  SERVICES  IN 45 STATES AND ARE  SUBJECT TO  NUMEROUS  LOCAL
TAXING JURISDICTIONS WITHIN THOSE STATES.

         The  taxability  of our services is subject to various  interpretations within the taxing  jurisdictions of our markets.  Consequently,  in the ordinary course of business,  a  jurisdiction  may contest our reporting  positions  with respect to the  application  of its tax code to our services.  A  jurisdiction's conflicting  position  on  the  taxability  of  our  services  could  result  in additional tax liabilities which we may not be able to pass on to our clients or could negatively impact our competitive position in the respective location.

         WE PRIMARILY  PROVIDE OUR SERVICES  PURSUANT TO AGREEMENTS WHICH HAVE A
ONE YEAR TERM,  CANCELABLE  BY EITHER PARTY UPON 30 TO 90 DAYS' NOTICE AFTER THE
INITIAL 90-DAY SERVICE AGREEMENT PERIOD.

         We do not enter into long-term contractual  agreements with our clients for the rendering or our services. Consequently, our clients have the ability to unilaterally  decrease  the  amount of  services  we provide  or  terminate  all services  pursuant to the terms of our service  agreements.  Any loss of clients during  the  first  year of  providing  services,  for  which  we have  incurred significant  start-up costs or invested in an equipment  installation,  could in the aggregate materially adversely affect our consolidated results of operations and financial position.

         WE ARE DEPENDENT ON THE MANAGEMENT EXPERIENCE OF OUR KEY PERSONNEL.

         We manage and  provide  our  services  through a network of  management personnel, from the on-site facility manager up to the executive officers of the company.  Therefore,  we believe  that our  ability to recruit  and  sustain the internal  development of managerial  personnel is an important  factor impacting future  operating  results and our  ability to  successfully  execute  projected growth strategies.  Our professional  management personnel are the key personnel in maintaining and selling additional  services to current clients and obtaining new clients.

         WE MAY BE UNABLE TO  SUCCESSFULLY  INTEGRATE  THE  OPERATIONS OF SUMMIT
SERVICES GROUP, INC. WITH OUR
OPERATIONS.

         We acquired Summit Services  Group,  Inc.  pursuant to an agreement and plan of merger dated September 18, 2006. Integration of the operations of Summit
Services Group, Inc. with our operations  involve,  among others,  the following risks:

         o        substantial   retention  of  Summit  Services  Group,   Inc.'s
                  existing clients;

         o        unanticipated   or   excessive   diversion   of   management's
                  resources;

         o        integration of new operations and personnel; and

         o        failure to achieve expected financial results.

         Because of these and other risks,  our  acquisition of Summit  Services
Group,  Inc.  could have a material  adverse  effect on our business,  financial condition and results of operations.  If we are unable to  successfully  address any of these risks, our overall business could be harmed.

         WE MAY IN GENERAL  BE  ADVERSELY  AFFECTED  BY  INFLATIONARY  OR MARKET
FLUCTUATIONS  IN THE COST OF PRODUCTS  CONSUMED IN PROVIDING OUR SERVICES OR OUR
COST OF LABOR.

         The prices we pay for the principal  items we consume in performing our services are dependent primarily on current market price. Additionally, our cost of labor may be influenced by  unanticipated  factors in certain market areas or increases  in  collective  bargaining  agreements  of our  clients,  to which we assent.  Although  we endeavor to pass on, as price  increases,  such  increased costs,  any  inability  or delay in passing  on such  increases  in costs  could negatively impact our profitability.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration  statement on Form S-3 with the Securities and Exchange  Commission  for the resale of the common stock being offered under this prospectus.  This prospectus does not contain all the information set forth in the registration  statement.  You should refer to the registration  statement and its exhibits for additional information. Whenever we make references in this prospectus  to  any  of  our  contracts,  agreements  or  other  documents,  the references  are not  necessarily  complete  and you should refer to the exhibits attached to the  registration  statement for the copies of the actual  contract, agreement or other document.

         You should rely only on the information and representations provided or incorporated by reference in this prospectus or any related supplement.  We have not  authorized  anyone  else to provide  you with  different  information.  The selling  stockholders  will not make an offer to sell these  shares in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each such document.

         The  Securities and Exchange  Commission  maintains an Internet site at
http://www.sec.gov,  which contains reports,  proxy and information  statements, and other  information  regarding us. You may also read and copy any document we file with the Securities and Exchange  Commission at its Public  Reference Room,
100 F Street,  N.E.,  Washington,  D.C.  20549.  Please call the  Securities and
Exchange  Commission at 1-800-SEC-0330 for further  information on the operation of the Public Reference Room.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This  prospectus and the documents  incorporated by reference into this prospectus contain forward-looking  statements within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section 21E of the  Securities
Exchange Act of 1934, as amended,  that are not historical  facts but rather are based on current expectations,  estimates and projections about our business and industry, our beliefs and assumptions. Words such as "believes",  "anticipates",
"plans",  "expects",  "intends",  "will",  "goal",  and similar  expressions are
intended   to   identify   forward-looking    statements.   The   inclusion   of
forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update
or  revise  any  forward-looking   statements,   whether  as  a  result  of  new
information,  future events or otherwise.  Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care  industry,  primarily  providers of long-term  care;  credit and collection  risks  associated  with this  industry;  one client  accounting  for approximately  19% of 2006 six month period  revenues (the client  completed its previously  announced  merger  on March 14,  2006);  risks  associated  with our acquisition of Summit  Services Group,  Inc.,  including  integration  risks and costs, or such business not achieving expected financial results or synergies or failure to otherwise  perform as  expected;  our claims'  experience  related to workers'  compensation and general liability  insurance;  the effects of changes in, or interpretations of laws and regulations governing the industry, including state and local  regulations  pertaining to the taxability of our services;  and risk factors  described in our Form 10-K filed with the  Securities and Exchange
Commission  for the  year  ended  December  31,  2005 in  Part I  thereof  under
"Government    Regulation    of    Clients",    "Competition"    and    "Service
Agreements/Collections"  and "Risk Factors".  Many of our clients'  revenues are highly contingent on Medicare and Medicaid  reimbursement  funding rates,  which have been and  continue  to be  adversely  affected  by the  change in  Medicare payments created by the Medicare  Prospective Payment System enacted pursuant to the Balanced Budget Act of 1997.

         That change,  and the lack of  substantive  reimbursement  funding rate reform legislation,  as well as other trends in the long-term care industry have resulted in certain of our clients filing for bankruptcy protection.  Others may follow.  Any decisions by the  government  to  discontinue  or adversely  modify legislation related to reimbursement  funding rates will have a material adverse affect on our clients.  These  factors,  in addition to delays in payments  from clients, have resulted in and could continue to result in significant additional bad debts in the  future.  Additionally,  our  operating  results  would also be adversely  affected  if  unexpected  increases  in the  costs of labor and labor related costs, materials, supplies and equipment used in performing our services could not be passed on to clients.

         In addition,  we believe that to improve our financial  performance  we must  continue  to obtain  service  agreements  with new  clients,  provide  new services to existing clients,  achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at our various operational levels.  Furthermore,  we believe that our ability to sustain the internal  development of managerial personnel is an important factor impacting future operating results and successfully  executing  projected growth strategies.

                           INCORPORATION BY REFERENCE

         The Securities and Exchange  Commission  allows us to  "incorporate  by reference" the  information we file with them,  which means that we can disclose important information to you by referring to those documents. The information we incorporate  by  reference is  considered  to be a part of this  prospectus  and information that we file later with the Securities and Exchange  Commission will automatically  update and replace this information.  We incorporate by reference the documents  listed below and any future  filings we make with the  Securities and  Exchange  Commission  under  Sections  13(a),  13(c),  14 or  15(d)  of the
Securities  Exchange Act of 1934,  as amended prior to the  termination  of this offering:

(1)    Our Quarterly  Report on Form 10-Q for the fiscal  quarter ended June 30,
       2006;

(2)    Our Quarterly  Report on Form 10-Q for the fiscal quarter ended March 31,
       2006;

(3)    Our Annual  Report on Form 10-K for the fiscal  year ended  December  31,
       2005;

(4)    Our Current Report on Form 8-K filed on October 18, 2006;

(5)    Our Current Report on Form 8-K filed on September 21, 2006;

(6)    Our Current Report on Form 8-K filed on July 19, 2006;

(7)    Our Current Report on Form 8-K filed on April 19, 2006;

(8)    Our Current Report on Form 8-K filed on February 15, 2006;

(9)    Our Current Report on Form 8-K filed on January 25, 2006;

(10)   The  description  of our  common  stock  contained  in  our  registration statement on Form 8-A filed on April 30, 1984,  including any  amendments or reports filed for the purpose of updating such descriptions.

         You may request a copy of these filings (excluding the exhibits to such filings  which  we have  not  specifically  incorporated  by  reference  in such filings) at no cost, by writing or telephoning us at:

                         Healthcare Services Group, Inc.
                          Richard W. Hudson, Secretary
                               3220 Tillman Drive
                      Glenview Corporate Center, Suite 300
                          Bensalem, Pennsylvania 19020
                                 (215) 639-4274

                                 USE OF PROCEEDS

         The selling stockholders will receive all the proceeds from the sale of our common  stock under this  prospectus.  Accordingly,  we will not receive any part of the proceeds from the sale of our common stock under this prospectus.

                              SELLING STOCKHOLDERS

         The  following  table  sets  forth  the  name of  each  of the  selling stockholders,  the number of shares  beneficially  owned by each of the  selling stockholders, the number of shares that may be offered under this prospectus and the number of shares of common  stock owned by each of the selling  stockholders after the offering is completed.  None of the selling  stockholders  has been an officer, director or had any material relationship with us within the past three years.

         Beneficial  ownership is determined in accordance with the rules of the
Securities and Exchange  Commission and generally  includes voting or investment power with respect to securities.

                                                                   Number of
                                                                    Common
                              Number of                        Shares/Percentage
                               Common          Number of        of Class to Be
                            Shares Owned        Common           Owned After
                            Prior to the       Shares to        Completion of
Name                          Offering         be Offered        the Offering
----                          --------         ----------        ------------
Joseph S. Cuzzupoli            135,110           135,110            0/0.0%
John A. Bullock                110,545           110,545            0/0.0%
Lawrence G. Freni               15,000            15,000            0/0.0%
Wellfleet Capital Partners,
  Inc. (1)                       9,354             9,354            0/0.0%
Navone Investments, LLC (2)     98,563            98,563            0/0.0%
TOTAL:                         368,572           368,572

(1)      P.H. Benjamin Chang, an officer of Wellfleet Capital Partners,
         Inc., has voting and dispositive  power over the shares of common stock held by Wellfleet Capital Partners.

(2)      S. Keith Pritchard, a member of Navone Investments, LLC, has voting and dispositive  power  over the  shares  of  common  stock  held by Navone
         Investments, LLC

         Our  registration  of the shares  included in this  prospectus does not necessarily mean that each of the selling  stockholders  will opt to sell any of the shares offered  hereby.  The shares  covered by this  prospectus may be sold from time to time by the selling stockholders so long as this prospectus remains in effect.

         Each of the selling  stockholders  acquired  shares of our common stock pursuant to our acquisition of Summit Services Group,  Inc., and, at the time of their  receipt of our common  stock,  none of the selling  stockholders  had any
agreements  or  understandings   directly  or  indirectly  with  any  person  to
distribute our common stock.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their pledgees,  donees,  assignees and  successors-in-interest  may,  from  time to time,  sell any or all of their shares of common  stock on any stock  exchange,  market or trading  facility  on which the shares are traded or in private  transactions.  These  sales may be at fixed or negotiated  prices.  Subject to  compliance  with  applicable  law, the selling  stockholders  may use any one or  more of the  following  methods  when selling shares:

o        ordinary   brokerage   transactions   and  transactions  in  which  the
         broker-dealer solicits purchasers;

o        block trades in which the broker-dealer will attempt to sell the shares as  agent  but may  position  and  resell  a  portion  of the  block as principal to facilitate the transaction;

o        purchases  by  a   broker-dealer   as  principal   and  resale  by  the
         broker-dealer for its account;

o        an exchange distribution in accordance with the rules of the applicable exchange;

o        privately negotiated transactions;

o        short sales;

o        broker-dealers  may  agree  with  the  selling  stockholders  to sell a specified number of such shares at a stipulated price per share;

o        a combination of any such methods of sale; and

o        any other method permitted pursuant to applicable law.

         The selling  stockholders may also sell shares under Rule 144 under the
Securities Act of 1933, if available, rather than under this prospectus.

         Broker-dealers  engaged by the  selling  stockholders  may  arrange for other  brokers-dealers  to  participate  in sales.  Broker-dealers  may  receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares,  from the purchaser) in amounts to be negotiated.  The  selling  stockholders  do not  expect  these  commissions  and discounts to exceed what is customary in the types of transactions involved.

         The  selling  stockholders  may  from  time to time  pledge  or grant a security  interest  in some or all of the  shares  owned  by them  and,  if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell  shares of common  stock from time to time under this prospectus,  or under an amendment to this  prospectus  under Rule  424(b)(3) or other  applicable  provision of the  Securities Act of 1933 amending the list of selling  stockholders to include the pledgee,  transferee or other successors in interest as selling stockholders under this prospectus.

         Upon our being  notified in writing by a selling  stockholder  that any material  arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering,  exchange  distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus  will be  filed,  if  required,  pursuant  to Rule  424(b)  under the
Securities Act of 1933, disclosing (i) the name of each such selling stockholder and of the participating  broker-dealer(s),  (ii) the number of shares involved,
(iii)  the  price at which  such  shares of common  stock  were  sold,  (iv) the commissions paid or discounts or concessions  allowed to such  broker-dealer(s),
where  applicable,   (v)  that  such   broker-dealer(s)   did  not  conduct  any
investigation  to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

         The selling  stockholders  also may transfer the shares of common stock in  other  circumstances,  in  which  case the  transferees,  pledgees  or other successors  in interest  will be the selling  beneficial  owners for purposes of this prospectus.

         The  selling  stockholders  and any  broker-dealers  or agents that are involved  in selling  the shares may be deemed to be  "underwriters"  within the meaning of the  Securities  Act of 1933 in connection  with such sales.  In such event, any commissions  received by such broker-dealers or agents and any profit on the resale of the shares  purchased by them may be deemed to be  underwriting commissions  or  discounts  under  the  Securities  Act of  1933.  Each  selling stockholder has represented and warranted to us that he or she does not have any
agreement  or  understanding,   directly  or  indirectly,  with  any  person  to
distribute the common stock.

         We  are  required  to  pay  all  fees  and  expenses  incident  to  the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims,  damages and liabilities,  including liabilities under the Securities Act of 1933.

                                  LEGAL MATTERS

         Certain  legal  matters in  connection  with the issuance of the Shares offered  hereby have been passed upon for the Company by Olshan  Grundman  Frome
Rosenzweig & Wolosky LLP, 65 East 55th Street, New York, New York 10022.  Robert
L. Frome,  a member of Olshan  Grundman  Frome  Rosenzweig  & Wolosky  LLP, is a
director of the registrant and beneficially  owns 6,750 shares and holds options to purchase  53,501  shares of Common Stock of the Company.  Another  partner of such Firm owns  14,011  shares and holds  options to purchase  12,475  shares of
Common Stock of the Company. The shares underlying the options held by Mr. Frome and the other partner of such Firm were previously registered.

                                     EXPERTS

         The financial  statements as of December 31, 2005 and 2004 and for each of the  years in the  three  year  period  ended  December  31,  2005 as well as management's  assessment of the effectiveness of internal control over financial reporting as of December 31, 2005,  incorporated  in this  prospectus and in the registration  statements  by  reference  to the  Annual  Report  on Form 10-K of
Healthcare  Services Group, Inc. for the year ended December 31, 2005, have been audited by Grant Thornton LLP, an independent registered public accounting firm, as stated  in their  reports  with  respect  thereto,  and are  incorporated  by reference herein in reliance upon the authority of Grant Thornton LLP as experts in accounting and auditing.